UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/10/2009

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 10, 2009, Dynavax Technologies Corporation (“Dynavax”) amended its engagement letter, with Wedbush Morgan Securities, Inc. (“Wedbush”), dated August 10, 2009, and its equity distribution agreement with Wedbush, dated August 17, 2009, to remove provisions requiring that Dynavax pay Wedbush in the event Dynavax entered into or announced an at-the-market offering with a sales agent other than Wedbush within a period of three months following termination of the engagement.

Item 8.01	Other Events

On September 10, 2009, Dynavax Technologies Corporation (Dynavax) issued a press release titled “Dynavax Reports FDA Removes Clinical Hold On HEPLISAVTM Phase 3 Hepatitis B Vaccine.” A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description

99.1	Press Release, dated September 10, 2009, titled “Dynavax Reports FDA Removes Clinical Hold On HEPLISAVTM Phase 3 Hepatitis B Vaccine.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: September 10, 2009	By:	/s/ Michael S. Ostrach
Michael S. Ostrach Vice President